As filed with the U.S. Securities and Exchange Commission on March 10, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BELLRING DISTRIBUTION, LLC*

(Exact Name of Registrant as Specified in its Certificate of Formation)

Delaware	2000	87-3296749
(State or Other Jurisdiction of Incorporation or Organization)	( Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2503 S. Hanley Road

St. Louis, Missouri 63144

(314) 644-7600

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Diedre J. Gray

Post Holdings, Inc.

2503 S. Hanley Road

St. Louis, Missouri 63144

Telephone: (314) 644-7600

Fax: (314) 646-3367

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Benet O’Reilly Charles W. Allen Helena K. Grannis Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000	Craig L. Rosenthal BellRing Brands, Inc. 2503 S. Hanley Road St. Louis, Missouri 63144 (314) 644-7600	Eric Swedenburg Hui Lin Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and on completion of the transactions described in the enclosed prospectus.

If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-261873

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

*

Following the effectiveness of this Registration Statement, BellRing Distribution, LLC will convert into a Delaware corporation. The securities subject to this Registration Statement will be shares of common stock of that corporation, which will be named BellRing Brands, Inc. (the current BellRing Brands, Inc. will change its name to BellRing Intermediate Holdings, Inc. at the same time).

EXPLANATORY NOTE

BellRing Distribution, LLC (“New BellRing”) is filing this Registration Statement on Form S-4 and Form S-1 with the Securities and Exchange Commission pursuant to Rule 462(b) of the Securities Act of 1933, as amended, for the sole purpose of registering an additional 121 shares of New BellRing common stock, par value $0.01 per share (“New BellRing Common Stock”), issuable as part of the distribution by Post Holdings, Inc. (“Post”) of New BellRing Common Stock contemplated by the Transaction Agreement and Plan of Merger, dated as of October 26, 2021, as amended on February 28, 2022 (as amended, modified or supplemented, the “transaction agreement”), among BellRing Brands, Inc. (“BellRing”), Post, New BellRing and BellRing Merger Sub Corporation, as described in this Registration Statement. New BellRing has previously registered 78,076,819 shares of New BellRing Common Stock, by means of a currently effective Registration Statement on Form S-4 and Form S-1 (File No. 333-261873) (the “Prior Registration Statement”). The additional shares of New BellRing Common Stock that are being registered are in an amount that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fee table contained in the Prior Registration Statement.

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement incorporates by reference the contents of the Prior Registration Statement, including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional agreements, opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index attached to and filed with this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amendment No. 1 to Transaction Agreement and Plan of Merger, dated as of February 28, 2022, by and among BellRing Brands, Inc., Post Holdings, Inc., BellRing Distribution, LLC and BellRing Merger Sub Corporation*

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP regarding the legality of the securities to be issued

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1 to this registration statement)

107	Filing Fee Table

*	Previously filed by BellRing Distribution, LLC on Form 8-K filed on February 28, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on March 10, 2022.

BELLRING DISTRIBUTION, LLC

By:	POST HOLDINGS, INC., its sole member

By:	/s/ Robert V. Vitale
Name:	Robert V. Vitale
Title:	President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on March 10, 2022.

Signature	Title

/s/ Robert V. Vitale	President (Principal Executive Officer)
Name: Robert V. Vitale

/s/ Jeff A. Zadoks	Vice President (Principal Financial Officer and Principal Accounting Officer)
Name: Jeff A. Zadoks